Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Dallas, TX — January 23, 2024 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the fourth quarter and full year of 2023.

"Looking back at 2023, I am extremely proud of the ability of our team, in a volatile economic environment, to remain disciplined on our strategic plan and strengthen our balance sheet", said C. Malcolm Holland, III. "This team achieved deposit growth of $1.2 billion in 2023, increased CET1 to 10.3% and decreased our LDR below 94%. Market volatility brings many challenges and opportunities that this Company has navigated with great precision."

2023 Highlights:

•Total deposits grew $141.7 million for the fourth quarter of 2023, or 5.6% annualized. Total deposits grew $1.2 billion, or 13.3%, year-over-year;
•Loan to deposit ratio decreased to 93.6% as of December 31, 2023 compared to 104.4% as of December 31, 2022;
•Common equity tier 1 capital increased 120 bps to 10.29% as of December 31, 2023 compared to 9.09% as of December 31, 2022;
•Tangible book value per common share increased 8.4%, or $1.57, during 2023 compared to 2022, and including dividends increased 12.7%, or $2.37;
•Allowance for credit losses (“ACL”) to total loans increased to 1.14%, or 18 bps from 0.96% compared to December 31, 2022;
•Non-owner office book decreased $78 million, or 12.1%, during 2023 and represents 5.8% of total assets;
•Pre-tax, pre-provision operating return on average assets was 1.81% for 2023;
•Total unfunded Acquisition, Development, and Construction (“ADC”) decreased to $900.0 million, or approximately 57%, as of December 31, 2023 compared to $2.1 billion as of December 31, 2022, and risk-weighted assets decreased $612.2 million, or 5.1%, during 2023 compared to 2022;
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on February 23, 2024;.and
•Named one of the “Best Companies to Work For” by the 2023 Inaugural U.S. News & World Report which evaluates companies based on quality of pay, work/life balance, and opportunities for professional development and advancement.

Financial Highlights	Fourth Quarter 2023	Third Quarter 2023	Fourth Quarter 2022	Full Year 2023	Full Year 2022
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$3,499	$32,621	$39,897	$108,261	$146,315
Diluted EPS	0.06	0.60	0.73	1.98	2.71
Book value per common share	28.18	27.46	26.83	28.18	26.83
Return on average assets[2]	0.11%	1.06%	1.35%	0.88%	1.33%
Efficiency ratio	77.49	54.49	47.63	55.82	48.64
Return on average equity[2]	0.92	8.58	11.03	7.21	10.28
Non-GAAP[1]
Operating earnings	$31,625	$32,621	$40,395	$142,114	$147,889
Diluted operating EPS	0.58	0.60	0.74	2.60	2.74
Tangible book value per common share	20.21	19.44	18.64	20.21	18.64
Pre-tax, pre-provision operating earnings	47,688	49,621	63,694	222,211	216,413
Pre-tax, pre-provision operating return on average assets[2]	1.54%	1.61%	2.15%	1.81%	1.97%
Pre-tax, pre-provision operating return on average loans[2]	1.97	2.05	2.78	2.32	2.60
Operating return on average assets[2]	1.02	1.06	1.36	1.16	1.35
Operating efficiency ratio	55.50	54.49	47.11	50.94	48.16
Return on average tangible common equity[2]	2.00	12.80	16.75	10.91	15.78
Operating return on average tangible common equity[2]	12.37	12.80	16.95	14.09	15.94
1 Refer to the section titled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Results of Operations for the Three Months Ended December 31, 2023

Net Interest Income

For the three months ended December 31, 2023, net interest income before provision for credit losses was $95.5 million and net interest margin was 3.31%, compared to $99.4 million and 3.46%, respectively, for the three months ended September 30, 2023. The $3.8 million decrease, or 3.9%, in net interest income before provision for credit losses was primarily due to a $6.3 million increase in interest expense on transaction and savings deposits, a $4.0 million increase in interest expense on certificates and other time deposits and a $1.9 million decrease in interest income on loans primarily driven by interest reversals on loans placed on nonaccrual status during the three months ended December 31, 2023. The decrease was offset by a $5.9 million decrease in advances from the Federal Home Loan Bank (“FHLB”), a $1.4 million increase in interest income on debt securities and a $1.0 million increase in interest income on deposits in financial institutions and fed funds sold driven by an increase in average balances and rates during three months ended December 31, 2023. Net interest margin decreased 15 bps from the three months ended September 30, 2023, primarily due to the increase in funding costs on deposits during the three months ended December 31, 2023, partially offset by an increase in yields on debt securities and other investments.
Compared to the three months ended December 31, 2022, net interest income before provision for credit losses for the three months ended December 31, 2023 decreased by $10.6 million, or 10.0%. The decrease was primarily due to a $31.6 million increase in interest expense certificates and other time deposits and a $22.2 million increase in transaction and savings deposits driven by an increase in funding costs. The decrease in net interest income was partially offset by a $28.6 million increase in interest income on loans driven by an increase in loan yields and average balances, an $8.0 million decrease in interest expense on advances from FHLB, a $4.8 million increase in interest income in deposits in financial institutions and fed funds sold and a $1.4 million increase in interest income on debt securities. Net interest margin decreased 56 bps to 3.31% for the three months ended December 31, 2023 from 3.87% for the three months ended December 31, 2022. The decrease was primarily due to the increase in funding costs on deposits during the three months ended December 31, 2023, partially offset by an increase in loan yields and debt securities.

Noninterest (Loss) Income
Noninterest (loss) income for the three months ended December 31, 2023 was a loss of $17.8 million, a decrease of $27.5 million, or 283.9%, compared to noninterest income of $9.7 million for the three months ended September 30, 2023. The decrease in noninterest income was primarily due to a $29.3 million decrease in equity method investment income related to a write down of our equity method investment in Thrive Mortgage, LLC ("Thrive") related to Thrive’s entry into a definitive agreement in December 2023 to be acquired by Lower Holding Company. The decrease was partially offset by a $665 thousand increase in government guaranteed loan income, primarily driven by an increase in U.S. Department of Agriculture (“USDA”) loans sold through our wholly owned subsidiary North Avenue Capital, LLC ("NAC").

Compared to the three months ended December 31, 2022, noninterest income for the three months ended December 31, 2023 decreased $32.1 million, or 224.2%. The decrease was primarily due to a $24.0 million decrease in equity method investment income related to the write down of our equity method investment in Thrive. In addition, the decrease was partially due to $946 thousand increase in gain on sale of USDA loans through NAC, a $2.0 million decrease in customer swap income, a $1.3 million decrease in loan fees and a $1.0 million decrease in other income.

Noninterest Expense
Noninterest expense was $60.2 million for the three months ended December 31, 2023, compared to $59.4 million for the three months ended September 30, 2023, an increase of $824 thousand, or 1.4%. The increase was primarily driven by a $1.4 million increase in other expenses and a $768 thousand FDIC special assessment expense recorded in the fourth quarter 2023, partially offset by a decrease of $408 thousand in marketing expenses and a decrease of $343 thousand in salaries and employee benefits.
Noninterest expense was $60.2 million for the three months ended December 31, 2023, compared to $57.4 million for the three months ended December 31, 2022, an increase of $2.9 million, or 5.0%. The increase was primarily driven by a $3.2 million increase in professional and regulatory fees driven by FDIC insurance assessment expense, which includes the $768 thousand FDIC special assessment expense recorded in the fourth quarter 2023, and a $2.8 million increase in other expenses. The increase was partially offset by a $3.1 million decrease in salary and employee benefits.

Financial Condition
Total loans held for investment (“LHI”) was $9.2 billion at December 31, 2023, a decrease of $30.9 million, compared to September 30, 2023, and an increase of $170.1 million, or 1.9%, compared to December 31, 2022.
Total deposits were $10.34 billion at December 31, 2023, an increase of $141.7 million, or 5.5% annualized, compared to September 30, 2023, and an increase of $1.21 billion, or 13.3%, compared to December 31, 2022. The increase from September 30, 2023 was primarily the result of an increase of $412.3 million in interest-bearing transaction, money market and savings deposits accounts. The increase was partially offset by a decrease of $211.7 million in certificates and other time deposits and a decrease of $145.3 million of noninterest bearing deposits. The increase from December 31, 2022 was primarily the result of increases of $1.11 billion and $833.7 million in certificates and other time deposits and interest-bearing transaction, money market, and savings deposits, respectively. The increase was partially offset by a $422.6 million decrease in non-interest bearing deposits and a $301.2 million decrease in correspondent money market accounts.

Credit Quality
Nonperforming assets (“NPAs”) increased to $95.8 million, or 0.77% of total assets, at December 31, 2023, compared to $79.9 million, or 0.65% of total assets, at September 30, 2023. The Company had net charge-offs of $9.5 million for the fourth quarter of 2023. Net charge-offs compared to average loans outstanding were 25 bps for the year ended December 31, 2023, compared to 16 bps for year ended December 31, 2022.
ACL as a percentage of LHI was 1.14%, 1.14%, and 0.96% at December 31, 2023, September 30, 2023, and December 31, 2022, respectively. The Company recorded a provision for credit losses of $9.5 million for the three months ended December 31, 2023, compared to a provision for credit losses of $8.6 million and $11.8 million for the three months ended September 30, 2023 and December 31, 2022, respectively. The recorded provision for credit losses reported for the three months ended December 31, 2023, compared to the three months ended December 31, 2022 was primarily attributable to an increase in general reserves as a result of changes in economic factors and individually analyzed loans receiving specific reserves. The Company recorded a benefit for unfunded commitments of $1.5 million, $909 thousand and $523 thousand during the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively. The increase in the recorded benefit for unfunded commitments during the three months ended December 31, 2023, compared to the three months ended September 30, 2023, was attributable to a decrease in unfunded commitment balances partially offset by changes in economic factors.

Income Tax
Income tax expense for the twelve months ended December 31, 2023 totaled $36.0 million, a decrease of $4.3 million, or 10.7%, compared to the twelve months ended December 31, 2022. The Company’s effective tax rate was approximately 25.0% and 21.6% for the twelve months December 31, 2023 and December 31, 2022, respectively. The change in the effective tax rate for the twelve months ended December 31, 2023, compared to the twelve months ended December 31, 2022, was primarily due to a $4.2 million valuation allowance relating to our impairment on our investment in Thrive and its relative relation to less pre-tax income.
Dividend Information
On January 23, 2024, Veritex's Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on February 23, 2024 to stockholders of record as of the close of business on February 9, 2024.
Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, pre-tax, pre-provision operating return on average loans, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Wednesday, January 24, 2024 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/9o9pd6vj/ and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference at:
https://register.vevent.com/register/BI07dad5089afd439ebad10a33915b98b6. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week. You may access the replay via webcast through the investor relations section of Veritex’s website.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex’s quarterly cash dividend; expected loss on Veritex’s current equity method investment in Thrive; the transaction between Thrive and Lower Holding Company, including the expected timing of the completion of such transaction, the ability of the parties thereto to complete such transaction, the ability of the parties thereto to obtain any required regulatory or other approvals, authorizations or consents in connection with such transaction, and diversion of management time on issues related to such transaction; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; a continuation of recent turmoil in the banking industry, responsive measures to mitigate and manage it and related supervisory and regulatory actions and costs and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
	(Dollars and shares in thousands, except per-share data)
Per Share Data (Common Stock):
Basic EPS	$0.06	$0.60	$0.62	$0.71	$0.74	$2.00	$2.75
Diluted EPS	0.06	0.60	0.62	0.70	0.73	1.98	2.71
Book value per common share	28.18	27.46	27.48	27.54	26.83	28.18	26.83
Tangible book value per common share[1]	20.21	19.44	19.41	19.43	18.64	20.21	18.64
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.80	0.80

Common Stock Data:
Shares outstanding at period end	54,338	54,305	54,261	54,229	54,030	54,338	54,030
Weighted average basic shares outstanding for the period	54,327	54,300	54,247	54,149	54,011	54,256	53,170
Weighted average diluted shares outstanding for the period	54,691	54,597	54,486	54,606	54,780	54,596	53,952

Summary of Credit Ratios:
ACL to total LHI	1.14%	1.14%	1.05%	1.02%	0.96%	1.14%	0.96%
NPAs to total assets	0.77	0.65	0.55	0.35	0.36	0.77	0.36
NPAs, excluding nonaccrual purchase credit deteriorated ("PCD") loans, to total assets[3]	0.66	0.54	0.44	0.25	0.25	0.66	0.25
Net charge-offs to average loans outstanding[4]	0.40	0.08	0.48	0.04	0.24	0.25	0.16

Summary Performance Ratios:
Return on average assets[4]	0.11%	1.06%	1.10%	1.28%	1.35%	0.88%	1.33%
Return on average equity[4]	0.92	8.58	8.96	10.55	11.03	7.21	10.28
Return on average tangible common equity[1,4]	2.00	12.80	13.35	15.81	16.75	10.91	15.78
Efficiency ratio	77.49	54.49	49.94	48.42	47.63	55.82	48.64
Net interest margin	3.31	3.46	3.51	3.69	3.87	3.49	3.59

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.58	$0.60	$0.64	$0.79	$0.74	$2.60	$2.74
Pre-tax, pre-provision operating return on average assets[1,2]	1.54%	1.61%	1.90%	2.20%	2.15%	1.81%	1.97%
Pre-tax, pre-provision operating return on average loans[1,4]	1.97	2.05	2.43	2.83	2.78	2.32	2.60
Operating return on average assets[1,4]	1.02	1.06	1.13	1.43	1.36	1.16	1.35
Operating return on average tangible common equity[1,3]	12.37	12.80	13.70	17.68	16.95	14.09	15.94
Operating efficiency ratio[1]	55.50	54.49	48.90	45.70	47.11	50.94	48.16

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.27%	12.30%	12.23%	12.09%	12.20%	12.22%	12.96%
Tangible common equity to tangible assets[1]	9.18	8.86	8.76	8.66	8.60	9.18	8.60
Tier 1 capital to average assets (leverage)	10.03	10.10	9.80	9.67	9.82	10.03	9.82
Common equity tier 1 capital	10.29	10.11	9.76	9.32	9.09	10.29	9.09
Tier 1 capital to risk-weighted assets	10.56	10.37	10.01	9.56	9.34	10.56	9.34
Total capital to risk-weighted assets	13.18	12.95	12.51	11.99	11.63	13.18	11.63
1Refer to the section titled "Reconciliation of Non-GAAP Financial Measures" after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments-Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
4Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(in thousands)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$629,063	$713,408	$663,921	$808,395	$436,077
Debt securities, net	1,257,042	1,060,629	1,144,020	1,150,959	1,282,460
Other investments	76,238	80,869	138,894	137,621	122,450

Loans held for sale ("LHFS")	79,072	41,313	29,876	42,816	20,641
LHI, mortgage warehouse ("MW")	377,796	390,767	436,255	437,501	446,227
LHI, excluding MW	9,206,544	9,237,447	9,257,183	9,237,159	9,036,424
Total loans	9,663,412	9,669,527	9,723,314	9,717,476	9,503,292
ACL	(109,816)	(109,831)	(102,150)	(98,694)	(91,052)
Bank-owned life insurance	84,833	84,867	84,375	84,962	84,496
Bank premises, furniture and equipment, net	105,727	106,118	105,986	107,540	108,824
Intangible assets, net of accumulated amortization	41,753	44,294	48,293	51,086	53,213
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	241,633	291,998	259,263	245,690	250,149
Total assets	$12,394,337	$12,346,331	$12,470,368	$12,609,487	$12,154,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,218,036	$2,363,340	$2,234,109	$2,212,389	$2,640,617
Interest-bearing transaction and savings deposits	4,348,385	3,936,070	3,590,253	3,492,011	3,514,729
Certificates and other time deposits	3,191,737	3,403,427	2,928,949	2,896,870	2,086,642
Correspondent money market deposits	580,037	493,681	480,598	433,468	881,246
Total deposits	10,338,195	10,196,518	9,233,909	9,034,738	9,123,234
Accounts payable and other liabilities	195,036	229,116	190,900	171,985	177,579
Advances from FHLB	100,000	200,000	1,325,000	1,680,000	1,175,000
Subordinated debentures and subordinated notes	229,783	229,531	229,279	229,027	228,775
Total liabilities	10,863,014	10,855,165	10,979,088	11,115,750	10,704,588
Commitments and contingencies
Stockholders’ equity:
Common stock	610	609	609	609	607
Additional paid-in capital	1,317,516	1,314,459	1,311,687	1,308,345	1,306,852
Retained earnings	444,242	451,513	429,753	406,873	379,299
Accumulated other comprehensive loss	(63,463)	(107,833)	(83,187)	(54,508)	(69,403)
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,531,323	1,491,166	1,491,280	1,493,737	1,449,773
Total liabilities and stockholders’ equity	$12,394,337	$12,346,331	$12,470,368	$12,609,487	$12,154,361

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$165,443	$167,368	$163,727	$151,707	$136,846	$648,245	$399,679
Debt securities	12,282	10,928	10,166	10,988	10,880	44,364	38,736
Deposits in financial institutions and Fed Funds sold	8,162	7,128	7,507	5,534	3,401	28,331	6,275
Equity securities and other investments	1,717	1,691	1,118	1,408	1,087	5,934	4,720
Total interest income	187,604	187,115	182,518	169,637	152,214	726,874	449,410
Interest expense:
Transaction and savings deposits	46,225	39,936	32,957	29,857	24,043	148,975	42,785
Certificates and other time deposits	40,165	36,177	28,100	20,967	8,543	125,409	15,307
Advances from FHLB	2,581	8,523	17,562	12,358	10,577	41,024	15,501
Subordinated debentures and subordinated notes	3,100	3,118	3,068	3,066	2,954	12,352	11,160
Total interest expense	92,071	87,754	81,687	66,248	46,117	327,760	84,753
Net interest income	95,533	99,361	100,831	103,389	106,097	399,114	364,657
Provision for credit losses[1]	9,500	8,627	15,000	9,385	11,800	42,512	26,950
(Benefit) provision for unfunded commitments	(1,500)	(909)	(1,129)	1,497	(523)	(2,041)	820
Net interest income after provisions	87,533	91,643	86,960	92,507	94,820	358,643	336,887
Noninterest income:
Service charges and fees on deposit accounts	4,800	5,159	5,272	5,017	5,173	20,248	20,139
Loan fees	1,200	1,564	1,520	2,064	2,477	6,348	10,442
Loss on sales of debt securities	—	—	—	(5,321)	—	(5,321)	—
Gain on sales of mortgage LHFS	10	21	40	6	4	77	550
U.S. Small Business Administration loan income	1,240	575	574	322	294	2,711	2,838
USDA loan income	3,138	1,197	3,570	9,366	7,514	17,271	11,222
Equity method investment (loss) income	(29,417)	(136)	485	(1,521)	(5,416)	(30,589)	(5,141)
Customer swap income	238	202	961	217	2,273	1,618	7,898
Other income	999	1,092	1,270	3,381	2,007	6,742	4,874
Total noninterest (loss) income	(17,792)	9,674	13,692	13,531	14,326	19,105	52,822
Noninterest expense:
Salaries and employee benefits	30,606	30,949	28,650	31,865	33,690	122,070	117,841
Occupancy and equipment	4,670	4,881	4,827	4,973	5,116	19,351	18,744
Professional and regulatory fees	7,626	7,283	6,868	4,389	4,401	26,166	14,142
Data processing and software expense	4,569	4,541	4,709	4,720	4,197	18,539	14,013
Marketing	1,945	2,353	2,627	1,779	1,841	8,704	7,179
Amortization of intangibles	2,438	2,437	2,468	2,495	2,495	9,838	9,979
Telephone and communications	356	362	355	478	358	1,551	1,484
Merger and acquisition ("M&A") expense	—	—	—	—	—	—	1,379
Other	8,028	6,608	6,693	5,916	5,261	27,245	18,314
Total noninterest expense	60,238	59,414	57,197	56,615	57,359	233,464	203,075
Income before income tax expense	9,503	41,903	43,455	49,423	51,787	144,284	186,634
Income tax expense	6,004	9,282	9,725	11,012	11,890	36,023	40,319
Net income	$3,499	$32,621	$33,730	$38,411	$39,897	$108,261	$146,315

Basic EPS	$0.06	$0.60	$0.62	$0.71	$0.74	$2.00	$2.75
Diluted EPS	$0.06	$0.60	$0.62	$0.70	$0.73	$1.98	$2.71
Weighted average basic shares outstanding	54,327	54,300	54,247	54,149	54,011	54,256	53,170
Weighted average diluted shares outstanding	54,691	54,597	54,486	54,606	54,780	54,596	53,952
1 Includes provision for credit losses on available for sale (“AFS”) securities of $885 thousand for the three months ended March 31, 2023.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$9,280,439	$161,021	6.88%	$9,267,366	$161,615	6.92%	$8,743,380	$131,823	5.98%
LHI, MW	301,345	4,422	5.82	357,639	5,753	6.38	383,080	5,024	5.20
Debt securities	1,188,776	12,282	4.10	1,121,716	10,928	3.87	1,286,342	10,880	3.36
Interest-earning deposits in other banks	587,929	8,162	5.51	520,785	7,128	5.43	353,737	3,401	3.81
Equity securities and other investments	82,271	1,717	8.28	135,714	1,691	4.94	119,054	1,087	3.62
Total interest-earning assets	11,440,760	187,604	6.51	11,403,220	187,115	6.51	10,885,593	152,215	5.55
ACL	(111,937)			(105,320)			(85,275)
Noninterest-earning assets	977,811			961,162			960,726
Total assets	$12,306,634			$12,259,062			$11,761,044

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,547,911	46,225	4.03%	$4,168,876	$39,936	3.80%	$4,321,936	24,043	2.21%
Certificates and other time deposits	3,285,164	40,165	4.85	3,151,704	36,177	4.55	1,785,152	8,543	1.90
Advances from FHLB and Other	182,935	2,581	5.60	725,543	8,523	4.66	1,073,049	10,577	3.91
Subordinated debentures and subordinated notes	229,648	3,100	5.36	229,389	3,118	5.39	229,037	2,954	5.12
Total interest-bearing liabilities	8,245,658	92,071	4.43	8,275,512	87,754	4.21	7,409,174	46,117	2.47

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,322,555			2,272,207			2,737,468
Other liabilities	228,135			203,173			179,584
Total liabilities	10,796,348			10,750,892			10,326,226
Stockholders’ equity	1,510,286			1,508,170			1,434,818
Total liabilities and stockholders’ equity	$12,306,634			$12,259,062			$11,761,044

Net interest rate spread[2]			2.08%			2.30%			3.08%
Net interest income and margin[3]		$95,533	3.31%		$99,361	3.46%		$106,097	3.87%

1 Includes average outstanding balances of LHFS of $31,242, $28,284 and $15,296 for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Year Ended December 31,
	2023			2022
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$9,244,070	$628,122	6.79%	$7,877,949	$383,008	4.86%
LHI, MW	347,596	20,123	5.79	433,062	16,671	3.85
Debt securities	1,173,880	44,364	3.78	1,277,643	38,736	3.03
Interest-earning deposits in other banks	542,959	28,331	5.22	405,471	6,275	1.55
Equity securities and other investments	120,135	5,934	4.94	169,875	4,720	2.78
Total interest-earning assets	11,428,640	726,874	6.36	10,164,000	449,410	4.42
ACL	(103,179)			(79,845)
Noninterest-earning assets	957,286			905,103
Total assets	$12,282,747			$10,989,258

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,197,517	148,975	3.55	$3,934,926	42,785	1.09
Certificates and other time deposits	2,977,178	125,409	4.21	1,601,687	15,307	0.96
Advances from FHLB and Other	873,617	41,024	4.70	896,687	15,501	1.73
Subordinated debentures and subordinated notes	229,268	12,352	5.39	230,984	11,160	4.83
Total interest-bearing liabilities	8,277,580	327,760	3.96	6,664,284	84,753	1.27

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,309,983			2,782,077
Other liabilities	193,659			119,237
Total liabilities	10,781,222			9,565,598
Stockholders’ equity	1,501,525			1,423,660
Total liabilities and stockholders’ equity	$12,282,747			$10,989,258

Net interest rate spread[2]			2.40%			3.15%
Net interest income and margin[3]		$399,114	3.49%		$364,657	3.59%

1Includes average outstanding balances of LHFS of $25,684 and $13,558 for the twelve months ended December 31, 2023 and 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Average yield on interest-earning assets:
Loans[1]	6.88%	6.92%	6.85%	6.51%	5.98%
LHI, MW	5.82	6.38	5.44	5.52	5.20
Debt securities	4.10	3.87	3.60	3.56	3.36
Interest-bearing deposits in other banks	5.51	5.43	5.16	4.69	3.81
Equity securities and other investments	8.28	4.94	3.25	4.57	3.62
Total interest-earning assets	6.51%	6.51%	6.36%	6.06%	5.55%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	4.03%	3.80%	3.37%	2.92%	2.21%
Certificates and other time deposits	4.85	4.55	3.92	3.28	1.90
Advances from FHLB and Other	5.60	4.66	4.78	4.46	3.91
Subordinated debentures and subordinated notes	5.36	5.39	5.37	5.38	5.12
Total interest-bearing liabilities	4.43%	4.21%	3.86%	3.32%	2.47%

Net interest rate spread[2]	2.08%	2.30%	2.50%	2.74%	3.08%
Net interest margin[3]	3.31%	3.46%	3.51%	3.69%	3.87%
1 Includes average outstanding balances of LHFS of $31,242, $28,284, $23,374, $19,679 and $15,296 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Average cost of interest-bearing deposits	4.38%	4.12%	3.61%	3.06%	2.12%
Average costs of total deposits, including noninterest-bearing	3.37	3.15	2.73	2.24	1.46

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Dec 31, 2023		Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022
	(In thousands, except percentages)
LHI[1]
Commercial and Industrial ("C&I")	$2,752,063	29.9%	$2,841,024	30.7%	$2,850,084	30.7%	$2,895,957	31.3%	$2,942,348	32.4%
Real Estate:
Owner occupied commercial ("OOCRE")	794,088	8.6	697,299	7.5	671,602	7.2	631,563	6.8	715,829	7.9
Non-owner occupied commercial ("NOOCRE")	2,350,725	25.5	2,398,060	26.1	2,509,731	27.1	2,505,344	27.1	2,341,379	25.9
Construction and land	1,734,254	18.8	1,705,053	18.4	1,659,700	17.9	1,831,349	19.8	1,787,400	19.7
Farmland	31,114	0.3	59,684	0.6	51,663	0.6	51,680	0.6	43,500	0.5
1-4 family residential	937,119	10.2	933,225	10.1	923,442	10.0	896,252	9.7	894,456	9.9
Multi-family residential	605,817	6.6	603,395	6.5	592,473	6.4	432,209	4.6	322,679	3.6
Consumer	10,149	0.1	9,845	0.1	11,189	0.1	8,316	0.1	7,806	0.1
Total LHI	$9,215,329	100%	$9,247,585	100%	$9,269,884	100%	$9,252,670	100%	$9,055,397	100%

MW	377,796		390,767		436,255		437,501		446,227

Total LHI[1]	$9,593,125		$9,638,352		$9,706,139		$9,690,171		$9,501,624

Total LHFS	79,072		41,313		29,876		42,816		20,641

Total Loans	$9,672,197		$9,679,665		$9,736,015		$9,732,987		$9,522,265

Deposits
Noninterest-bearing	$2,218,036	21.5%	$2,363,340	23.2%	$2,234,109	24.2%	$2,212,389	24.5%	$2,640,617	28.9%
Interest-bearing transaction	347,156	3.4	739,098	7.2	676,653	7.3	866,609	9.6	622,814	6.8
Money market	3,864,361	37.3	3,096,498	30.4	2,816,769	30.5	2,518,922	27.9	2,773,622	30.4
Savings	136,868	1.3	100,474	1.0	96,831	1.0	106,480	1.2	118,293	1.3
Certificates and other time deposits	3,191,737	30.9	3,403,427	33.4	2,928,949	31.7	2,896,870	32.0	2,086,642	22.9
Correspondent money market account	580,037	5.6	493,681	4.8	480,598	5.3	433,468	4.8	881,246	9.7
Total deposits	$10,338,195	100%	$10,196,518	100%	$9,233,909	100%	$9,034,738	100%	$9,123,234	100%

Total loans to total deposits ratio	93.6%		94.9%		105.4%		107.7%		104.4%

LHI to Deposit Ratio, excluding MW	89.1%		90.7%		100.4%		102.4%		99.3%

1 Total LHI does not include deferred costs of $8.8 million, $10.1 million, $12.7 million, $15.5 million and $19.0 million at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Asset Quality

	For the Quarter Ended					For the Year Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$79,133	$65,676	$54,055	$31,452	$30,364	$79,133	$30,364
Nonaccrual PCD loans[1]	13,715	13,718	13,721	12,784	13,178	13,715	13,178
Accruing loans 90 or more days past due[2]	2,975	474	528	296	125	2,975	125
Total nonperforming loans held for investment ("NPLs")	95,823	79,868	68,304	44,532	43,667	95,823	43,667
Other real estate owned	—	—	—	—	—	—	—
Total NPAs	$95,823	$79,868	$68,304	$44,532	$43,667	$95,823	$43,667

Charge-offs:
1-4 family residential	$(21)	$—	$—	$—	$—	$(21)	$—
Multifamily	(192)	—	—	—	—	(192)	—
OOCRE	(364)	(375)	—	(116)	—	(855)	(2,646)
NOOCRE	(5,434)	—	(8,215)	—	(1,019)	(13,649)	(2,410)
C&I	(3,893)	(1,929)	(3,540)	(1,051)	(5,449)	(10,413)	(9,731)
Consumer	(33)	(49)	(92)	(62)	(41)	(236)	(1,285)
Total charge-offs	(9,937)	(2,353)	(11,847)	(1,229)	(6,509)	(25,366)	(16,072)

Recoveries:
1-4 family residential	1	—	1	1	24	3	31
OOCRE	—	—	—	—	26	—	271
NOOCRE	—	200	150	—	229	350	725
C&I	387	308	106	364	415	1,165	1,308
Consumer	34	14	46	6	30	100	85
Total recoveries	422	522	303	371	724	1,618	2,420

Net charge-offs	$(9,515)	$(1,831)	$(11,544)	$(858)	$(5,785)	$(23,748)	$(13,652)

Provision for credit losses	$9,500	$8,627	$15,000	$9,385	$11,800	$42,512	$26,950

ACL	$109,816	$109,831	$102,150	$98,694	$91,052	$109,816	$91,052

Asset Quality Ratios:
NPAs to total assets	0.77%	0.65%	0.55%	0.35%	0.36%	0.77%	0.36%
NPAs, excluding nonaccrual PCD loans, to total assets	0.66	0.54	0.44	0.25	0.25	0.66	0.25
NPLs to total LHI	1.00	0.83	0.70	0.46	0.46	1.00	0.46
NPLs, excluding nonaccrual PCD loans, to total LHI	0.86	0.69	0.56	0.33	0.32	0.86	0.32
ACL to total LHI	1.14	1.14	1.05	1.02	0.96	1.14	0.96
Net charge-offs to average loans outstanding[3]	0.40	0.08	0.48	0.04	0.24	0.25	0.16
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude PCD loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value per common share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,531,323	$1,491,166	$1,491,280	$1,493,737	$1,449,773
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(28,495)	(30,933)	(33,371)	(35,808)	(38,247)
Tangible common equity	$1,098,376	$1,055,781	$1,053,457	$1,053,477	$1,007,074
Common shares outstanding	54,338	54,305	54,261	54,229	54,030

Book value per common share	$28.18	$27.46	$27.48	$27.54	$26.83
Tangible book value per common share	$20.21	$19.44	$19.41	$19.43	$18.64

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,531,323	$1,491,166	$1,491,280	$1,493,737	$1,449,773
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(28,495)	(30,933)	(33,371)	(35,808)	(38,247)
Tangible common equity	$1,098,376	$1,055,781	$1,053,457	$1,053,477	$1,007,074
Tangible Assets
Total assets	$12,394,337	$12,346,331	$12,470,368	$12,609,487	$12,154,361
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(28,495)	(30,933)	(33,371)	(35,808)	(38,247)
Tangible Assets	$11,961,390	$11,910,946	$12,032,545	$12,169,227	$11,711,662
Tangible Common Equity to Tangible Assets	9.18%	8.86%	8.76%	8.66%	8.60%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$3,499	$32,621	$33,730	$38,411	$39,897	$108,261	$146,315
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	9,752	9,752
Less: Tax benefit at the statutory rate	512	512	512	512	512	2,048	2,048
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$5,425	$34,547	$35,656	$40,337	$41,823	$115,965	$154,019

Average Tangible Common Equity
Total average stockholders' equity	$1,510,286	$1,508,170	$1,510,625	$1,476,576	$1,434,818	$1,501,525	$1,423,660
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,344)
Average core deposit intangibles	(30,093)	(32,540)	(34,969)	(37,361)	(39,792)	(33,718)	(43,451)
Average tangible common equity	$1,075,741	$1,071,178	$1,071,204	$1,034,763	$990,574	$1,063,355	$975,865
Return on Average Tangible Common Equity (Annualized)	2.00%	12.80%	13.35%	15.81%	16.75%	10.91%	15.78%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus equity method investment write-down, plus FDIC special assessment, plus severance payments, plus loss on sale of debt securities AFS, net, plus M&A expenses less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus benefit (provision) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$3,499	$32,621	$33,730	$38,411	$39,897	$108,261	$146,315
Plus: Equity method investment write-down	29,417	—	—	—	—	29,417	—
Plus: FDIC special assessment	768	—	—	—	—	768	—
Plus: Severance payments[1]	—	—	1,194	756	630	1,950	630
Plus: Loss on sale of debt securities AFS, net	—	—	—	5,321	—	5,321	—
Plus: M&A expenses	—	—	—	—	—	—	1,379
Operating pre-tax income	33,684	32,621	34,924	44,488	40,527	145,717	148,324
Less: Tax impact of adjustments	2,059	—	251	1,293	132	3,603	435
Operating earnings	$31,625	$32,621	$34,673	$43,195	$40,395	$142,114	$147,889

Weighted average diluted shares outstanding	54,691	54,597	54,486	54,606	54,780	54,596	53,952
Diluted EPS	$0.06	$0.60	$0.62	$0.70	$0.73	$1.98	$2.71
Diluted operating EPS	$0.58	$0.60	$0.64	$0.79	$0.74	$2.60	$2.74
1 Severance payments relate to restructurings made during the periods disclosed.

	For the Quarter Ended					For the Year Ended
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Pre-Tax, Pre-Provision Operating Earnings
Net Income	$3,499	$32,621	$33,730	$38,411	$39,897	$108,261	$146,315
Plus: Provision for income taxes	6,004	9,282	9,725	11,012	11,890	36,023	40,319
Plus: Provision for credit losses and unfunded commitments	8,000	7,718	13,871	10,882	11,277	40,471	27,770
Plus: Severance payments	—	—	1,194	756	630	1,950	630
Plus: Loss on sale of debt securities AFS, net	—	—	—	5,321	—	5,321	—
Plus: Equity method investment write-down	29,417	—	—	—	—	29,417	—
Plus: FDIC special assessment	768	—	—	—	—	768	—
Plus: M&A expenses	—	—	—	—	—	—	1,379
Net pre-tax, pre-provision operating earnings	$47,688	$49,621	$58,520	$66,382	$63,694	$222,211	$216,413

Average total assets	$12,306,634	$12,259,062	$12,350,223	$12,214,313	$11,761,044	$12,282,747	$10,989,258
Pre-tax, pre-provision operating return on average assets[1]	1.54%	1.61%	1.90%	2.20%	2.15%	1.81%	1.97%

Average Total Assets	$12,306,634	$12,259,062	$12,350,223	$12,214,313	$11,761,044	$12,282,747	$10,989,258
Return on average assets[1]	0.11%	1.06%	1.10%	1.28%	1.35%	0.88%	1.33%
Operating return on average assets[1]	1.02	1.06	1.13	1.43	1.36	1.16	1.35

Average loans	$9,581,784	$9,625,005	$9,657,313	$9,501,309	$9,103,552	$9,591,666	$8,311,011
Pre-tax, pre-provision operating return on average loans[1]	1.97%	2.05%	2.43%	2.83%	2.78%	2.32%	2.60%

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$31,625	$32,621	$34,673	$43,195	$40,395	$142,114	$147,889
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	9,752	9,752
Less: Tax benefit at the statutory rate	512	512	512	512	512	2,048	2,048
Operating earnings adjusted for amortization of core deposit intangibles	$33,551	$34,547	$36,599	$45,121	$42,321	$149,818	$155,593

Average Tangible Common Equity
Total average stockholders' equity	$1,510,286	$1,508,170	$1,510,625	$1,476,576	$1,434,818	$1,501,525	$1,423,660
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,344)
Less: Average core deposit intangibles	(30,093)	(32,540)	(34,969)	(37,361)	(39,792)	(33,718)	(43,451)
Average tangible common equity	$1,075,741	$1,071,178	$1,071,204	$1,034,763	$990,574	$1,063,355	$975,865
Operating return on average tangible common equity[1]	12.37%	12.80%	13.70%	17.68%	16.95%	14.09%	15.94%

Efficiency ratio	77.49%	54.49%	49.94%	48.42%	47.63%	55.82%	48.64%
Net interest income	$95,533	$99,361	$100,831	$103,389	$106,097	$399,114	$364,657
Noninterest (loss) income	(17,792)	9,674	13,692	13,531	14,326	19,105	52,822
Plus: Loss on sale of debt securities AFS, net	—	—	—	5,321	—	5,321	—
Plus: Equity method investment write-down	29,417	—	—	—	—	29,417	—
Operating noninterest income	11,625	9,674	13,692	18,852	14,326	53,843	52,822
Noninterest expense	60,238	59,414	57,197	56,615	57,359	233,464	203,075
Less: FDIC special assessment	768	—	—	—	—	768	—
Less: Severance payments	—	—	1,194	756	630	1,950	630
Less: M&A expenses	—	—	—	—	—	—	1,379
Operating noninterest expense	$59,470	$59,414	$56,003	$55,859	$56,729	$230,746	$201,066
Operating efficiency ratio	55.50%	54.49%	48.90%	45.70%	47.11%	50.94%	48.21%
1 Annualized ratio for quarterly metrics.